UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 17, 2025

THUMZUP MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10557 Jefferson Blvd, Los Angeles, CA 90232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01. Other Events

On September 17, 2025, Thumzup Media Corporation (the “Company”) announced its inaugural open-market acquisition of Dogecoin (“Dogecoin” or “DOGE”), securing approximately 7.5 million tokens valued at roughly $2 million, at a weighted average price of $0.2665.

The Company is increasing its Dogecoin ecosystem involvement through its proposed acquisition of DogeHash, a Dogecoin mining operation boasting 2,500 advanced mining rigs, with an additional 1,000 units on order, which are currently expected to be installed later this year. This expansion follows the Company’s offering of $50 million of common stock in August 2025, priced at $10.00 per share, which such proceeds were earmarked for cryptocurrency accumulation and the procurement of high-performance DOGE mining rigs.

The Company is currently also strengthening its leadership team, highlighted by the recent appointments of DogeOS CEO and MyDoge Leader Jordan Jefferson and Alex Hoffman, Head of Ecosystem at DogeOS, to its Crypto Advisory Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 17, 2025	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer (Principal Executive Officer)